DILLARD'S, INC.

       $150,000,000 OF 6.39% RESET PUT SECURITIES DUE 2013

                         TERMS AGREEMENT


                                                    July 30, 1998


Morgan Stanley & Co. Incorporated
     As Representatives of the Several
     Underwriters,
     c/o  Morgan Stanley & Co. Incorporated
          1585 Broadway, 2nd Floor
          New York, New York 10036

Ladies and Gentlemen:

     Dillard's, Inc., a Delaware corporation (the "Company"), proposes to issue and sell to Morgan Stanley & Co. Incorporated (the "Representative"), on behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, subject in all respects to the terms and conditions of the Underwriting Agreement Basic Provisions (the "Agreement"), U.S. $150,000,000 aggregate principal amount of its 6.39% REset Put Securities Due 2013 described in the Prospectus Supplement (as defined below). This agreement (this "Terms Agreement") is supplemental to the Agreement. The notes to be issued pursuant to this Terms Agreement are referred to herein as the "Notes". All terms used herein have the meanings given to them in the Agreement except as otherwise indicated.

     The following terms and conditions of the Notes are more extensively described in the Company's Prospectus Supplement, dated July 30, 1998, relating to the Notes (the "Prospectus
Supplement"):


Title:                          6.39% REset Put Securities
                               Due 2013 ("REPSSM")*

Trade Date:                     July 30, 1998

Original Issue Date:            August 7, 1998

Principal Amount:               $150,000,000

Price to Public:                99.989% of Principal Amount,
                               plus accrued interest, if
                               any, from and including
                               August 7, 1998

Purchase Price:                 99.389% of Principal Amount,
                               plus accrued interest, if
                               any, from and including
                               August 7, 1998
Consideration for Remarketing:  The Representative will pay
                               the Company $3,750,000 for
                               the right to serve as
                               Remarketing Dealer under the
                               Remarketing Agreement

Interest Rate:                  6.39%

Form:                           Book-Entry Only

Interest Payment Dates:         February 1 and August 1 of
                               each year, commencing
                               February 1, 1999

Maturity Date:                  August 1, 2013, subject to
                               the purchase and repurchase
                               rights referred to below

Remarketing:                    The Notes may be purchased
                               by the Remarketing Dealer
                               prior to the Maturity Date,
                               as described in the
                               Prospectus Supplement under
                               "Description of the Offered
                               Securities-The Reps-Purchase
                               by the Remarketing Dealer;
                               Remarketing"

Remarketing Dealer:             Morgan Stanley & Co.
                               Incorporated

Repurchase by the Company:      The Notes are subject to
                               repurchase by the Company
                               prior to the Maturity Date
                               if the Notes are not
                               purchased by the Remarketing
                               Dealer, as described in the
                               Prospectus Supplement under
                               "Description of the Offered
                               Securities-The
                               Reps-Mandatory Repurchase by
                               the Company" and "-Optional
                               Repurchase by the Company"

Purchase Date and Time:         10:00 a.m., New York time,
                               on August 7, 1998

Place for Delivery of Notes and Simpson Thacher & Bartlett
Payment Therefor:               425 Lexington Avenue
                               New York, New York

Method of Payment:              Wire transfer of immediately
                               available funds

Name and Address of             Morgan Stanley & Co.
Representatives:                Incorporated
                               1585 Broadway, 2nd Floor
                               New York, NY 10036

                               The respective principal
                               amounts of the Securities to
                               be purchased by each of the
                               Underwriters are set forth
                               opposite their names in
                               Schedule A hereto

     1. On the terms and subject to the conditions of the Agreement and this Terms Agreement, the Company hereby agrees to issue the Notes, and the Representative agrees, on behalf of the several Underwriters named in Schedule A hereto and for their respective accounts, to purchase from the Company, at a purchase price of 99.389% of principal amount of the Notes, plus accrued interest, if any, from and including August 7, 1998 (the "Purchase Price"), the entire principal amount of Notes.

     2. As a condition precedent to the Representative's obligation to consummate the transaction referred to above, the Representative shall have received the following: (1) a letter from Friday Eldredge & Clark, counsel for the Company, to the effect set forth in Section 6(c) of the Agreement and such other legal matters as the Representative shall reasonably request;
(2) a letter from counsel for the Representative, to the effect set forth in Section 4(b) of the Agreement, and such other legal matters as the Representative shall reasonably request; (3) a letter from Deloitte & Touche LLP to the effect set forth in
Section 4(d) of the Agreement; and (4) a certificate of the Company dated as of August 7, 1998 to the effect set forth in
Section 4(h) of the Agreement.

     3. This Terms Agreement is subject to termination by the Representative as set forth in Section 10 of the Agreement. In the event of such termination, no party shall have any liability to any other party hereto, except as provided in Sections 5 and 7 of the Agreement and except for any direct liability arising before or in relation to such termination.

     4. If at any time when a Prospectus is required by the Act to be delivered in connection with sales of the Notes (including any sale of the Notes by the Remarketing Dealer or the Representative or any of their affiliates in connection with remarketing), any event shall occur or condition shall exist as a result of which it is necessary, in the reasonable opinion of counsel for the Representative or for the Company, to amend any Registration Statement or amend or supplement any Prospectus or Prospectus Supplement in order that such Prospectus or Prospectus Supplement will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend any Registration Statement or file a new registration statement or amend or supplement any Prospectus or issue a new prospectus, prospectus supplement or pricing supplement in order to comply with the requirements of the Act or the Commission's interpretations of the Act, the Company shall prepare and file with the Commission such amendment or supplement as may be necessary to correct such statement or omission or to make any such Registration Statement or any such Prospectus or Prospectus Supplement comply with such requirements, or prepare and file any such new registration statement and prospectus as may be necessary for such purpose, and furnish to such Representative such number of copies of such amendment, supplement, prospectus or other document as they may reasonably request. In addition, the Company shall, in connection with any such sale of the applicable principal amount of Notes by the Representative or any of its affiliates in connection with remarketing, (i) execute and deliver or cause to be executed and delivered legal documentation (including a purchase agreement or underwriting agreement and registration rights agreement with customary indemnities, covenants, representations and warranties, comfort letters and legal opinions) in form and substance reasonably satisfactory to the Representative, (ii) provide promptly upon request updated consolidated financial statements to the date of its latest report filed with the Commission, and (iii) to the extent the Company and the Representative deem reasonably necessary for successful completion of the Coupon Reset Process, make available senior management of the Company for road show and one-on-one presentations.

     5. All notices to the Representative pursuant to Section 11 of the Agreement shall be sent to Morgan Stanley & Co.
Incorporated, 1585 Broadway, 3rd Floor, New York, New York 10036,
Attention: DPG, Telephone: 212-761-2566, Telecopy: 212-761-0580.

     6. This agreement is a Terms Agreement referred to in the Agreement and shall be governed by and construed in accordance with the laws of the State of New York and shall be binding upon the parties hereto and their respective successors.

     If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement between the Company and the Representative.

                              Very truly yours,

                              DILLARD'S, INC.


                              By: /s/ James I. Freeman
                                Name: James I. Freeman
                                Title: Senior Vice President and
                                       Chief Financial Officer

Accepted as of the date hereof:

MORGAN STANLEY & CO.
INCORPORATED
On behalf of themselves and as
Representatives of the Several
Underwriters

By Morgan Stanley & Co. Incorporated


By: /s/ Harold J. Hendershott III
     Name: Harold J. Hendershott III
     Title: Vice President


                           SCHEDULE A


                                                  Principal
     Underwriter                                    Amount


     Morgan Stanley & Co. Incorporated            $75,000,000
     Chase Securities Inc.                        $75,000,000


     Total. . . . . . . . . . . . . . . . . . .  $150,000,000
                                                  =========

_______________________________
   * REPS is a service mark of Morgan Stanley Dean Witter & Co.